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                                                                    EXHIBIT 5.1



                                  July 7, 1999

Pacific Softworks, Inc.
703 Rancho Boulevard
Newbury Park, California 91320

    Re:  Pacific Softworks, Inc.
         Registration Statement on Form SB-2

Ladies and Gentlemen:

      Pacific Softworks, Inc., a California corporation (the "Company"), proposes to issue up to 950,000 units (the "Units") with each Unit consisting of one share of common stock (the 950,000 shares of common stock are collectively referred to as the "Public Shares") and one warrant (the 950,000 warrants are collectively referred to herein as the "Public Warrants"). Each warrant allows its holder to purchase for a period of 24 months one share of common stock at a price of $7.50 (the 950,000 shares of common stock issuable upon exercise of the Public Warrants are collectively referred to as the "Public Warrant Shares"). The common stock and warrants will trade separately. The Units are to be offered pursuant to a public offering underwritten on a firm commitment basis by Spencer Edwards, Inc. ("Spencer Edwards").

      The Company also proposes to issue to Spencer Edwards the Underwriter's Unit Purchase Option (the "Option") to purchase 142,500 Units. The Company is registering the Shares, the Public Warrants, the Public Warrant Shares, the Option, the 142,500 shares of common stock issuable upon exercise of the Option (the "Option Shares"), the 142,500 warrants issuable upon exercise of the Option (the "Option Warrants") and the 142,500 shares of common stock issuable upon exercise of the Option Warrants (the "Option Warrant Shares") (collectively the "Public Securities") pursuant to a registration statement on Form SB-2, File no. 333-75137 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") filed with the Securities and Exchange Commission (the "Commission") on March 26, 1999.

      The Registration Statement also covers 80,000 Units (the "Private Units") and 200,000 shares of common stock to be sold by certain Selling Security Holders. The securities underlying the Private Units are 160,000 shares of common stock (collectively referred to, along with the 200,000 shares described in the previous sentence, herein as

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Pacific Softworks, Inc.
July 7, 1999
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the "Private Shares") and 80,000 warrants (the "Private Warrants"). The Private
Units, Private Shares and Private Warrants are collectively referred to herein as the Private Securities.

      In rendering the following opinion, we examined and relied only upon the documents, and the reports (verbal and written) and certificates of public officials, independent third parties, and officers and directors of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

      1.    Articles of Incorporation of the Company, as amended to date;

      2. By-laws of the Company, as amended to date, certified by the Secretary of Company;

      3. Resolutions adopted on _____________, by the Board of Directors of the Company authorizing the issuance of the Units;

      4. The form of Warrant Agreement for the Public Warrants and Private Warrants (collectively, the "Warrants"), between the Company and American Securities Transfer, Incorporated (the "Warrant Agent"), and form of certificate for the Warrants in the forms filed as an Exhibit to the Registration Statement;

      5. The form of the Company's Common Stock Certificate in the form filed as an Exhibit to the Registration Statement;

      6. The form of the Option in the form filed as an Exhibit to the Registration Statement;

      7. The Registration Statement, together with all amendments thereto, exhibits filed in connection therewith and form of prospectus contained therein; and

      8. The form of the Underwriting Agreement between the Company and Spencer Edwards in the form filed as an Exhibit to the Registration Statement.

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Pacific Softworks, Inc.
July 7, 1999
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      We have not undertaken, nor do we intend to undertake, an independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

      Additionally, we have consulted with officers and directors of the Company and have obtained such statements and representations with respect to matters of fact as we considered necessary or appropriate in the circumstances to render the opinions contained herein. We have not independently verified the content of the factual statements made to us in connection therewith, nor the veracity of such representations, nor do we intend to do so.

      Based upon and subject to the foregoing, it is our opinion that:

      (i) The Shares to be sold as part of the Units, subject to the effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement (assuming execution of the Underwriting Agreement), and as set forth in the Registration Statement, will constitute legally issued, fully paid and nonassessable shares of common stock of the Company.

      (ii) The Public Warrants to be sold as part of the Units and the Private Warrants held by the Selling Security Holders have been duly authorized, and, when duly executed by the Company and authenticated by the Warrant Agent in accordance with the terms of the Warrant Agreement and, subject to due execution of the Warrant Agreement by the Company and the Warrant Agent, the effectiveness of the Registration Statement, and compliance with applicable blue sky laws, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement (assuming execution of the Underwriting Agreement) and the Warrant Agreement, and as set forth in the Registration Statement, will have been legally issued and will constitute valid and binding obligations of the Company in accordance with their terms, subject to:

            (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application (including without limitation, general principles of equity, whether considered in a proceeding in equity or at law), now or hereafter in effect relating to creditors' rights and claims generally and/or general laws affecting or relating to the enforcement of creditors' rights, including, but not limited to Section 547 of the Federal Bankruptcy Reform Act of 1978; and

            (b) the remedy of specific performance and injunctive and other forms of equitable relief which are subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

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Pacific Softworks, Inc.
July 7, 1999
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      (iii) The Public Warrant Shares to be sold upon exercise of the Warrants, subject to the effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued and delivered against payment therefor in accordance with the terms of the Warrant Agreement and Warrants (assuming execution of the Warrant Agreement and Warrants), and as set forth in the Registration Statement, will constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company.

      (iv) The Private Shares have been duly authorized, and, upon the effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued and delivered against payment therefor in accordance with the terms of the Warrant Agreement and Warrants (assuming execution of the Warrant Agreement and Warrants), and as set forth in the Registration Statement, will constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company.

      (v) The Option to be sold to Spencer Edwards has been duly authorized, and when duly executed by the Company and by Spencer Edwards in accordance with the terms of the Option Agreement and, subject to due execution of the Option Agreement by the Company and Spencer Edwards, the effectiveness of the Registration Statement, and compliance with applicable blue sky laws, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement (assuming execution of the Underwriting Agreement) and as set forth in the Registration Statement, will have been legally issued and will constitute valid and binding obligations of the Company in accordance with their terms, subject to:

            (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application (including without limitation, general principles of equity, whether considered in a proceeding in equity or at law), now or hereafter in effect relating to creditors' rights and claims generally and/or general laws affecting or relating to the enforcement of creditors' rights, including, but not limited to Section 547 of the Federal Bankruptcy Reform Act of 1978;

            (b) the remedy of specific performance and injunctive and other forms of equitable relief which are subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

            (c) the enforcement of indemnification and contribution may be contrary to federal or state public policy.

      (vi) The Option Shares to be sold upon exercise of the Option, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued and delivered against payment therefor in accordance with the terms

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Pacific Softworks, Inc.
July 7, 1999
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of the Option (assuming execution of the Option) and as set forth in the
Registration Statement, will constitute legally issued, fully paid and nonassessable shares of common stock of the Company.

      (vii) The Option Warrants to be issued upon exercise of the Option have been duly authorized, and, when duly executed by the Company and authenticated by the Warrant Agent in accordance with the terms of the Warrant Agreement and, subject to due execution of the Warrant Agreement by the Company and the Warrant Agent, the effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued and delivered against payment therefor in accordance with the terms of the Option (assuming execution of the Option) and the Warrant Agreement and as set forth in the Registration Statement, will have been legally issued and will constitute valid and binding obligations to the Company in accordance with their terms, subject to:

            (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application (including without limitation, general principles of equity, whether considered in a proceeding in equity or at law), now or hereafter in effect relating to creditors' rights and claims generally and/or general laws affecting or relating to the enforcement of creditors' rights, including, but not limited to Section 547 of the Federal Bankruptcy Reform Act of 1978;

            (b) the remedy of specific performance and injunctive and other forms of equitable relief which are subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

            (c) the enforcement of indemnification and contribution may be contrary to federal or state public policy.

      (viii) The Option Warrant Shares to be issued upon exercise of the Option Warrants, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued and delivered in accordance with the terms of the Warrant Agreement and the Option Warrants (assuming execution of the Warrant Agreement and the Option Warrants) and as set forth in the Registration Statement, will constitute legally issued, fully paid and nonassessable shares of the common stock of the Company.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the securities under the blue sky laws of any state or other jurisdiction; and to the reference to this Firm in the prospectus under the heading "Legal Opinions." In giving this consent, we do not admit that we are in the category of

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Pacific Softworks, Inc.
July 7, 1999
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persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

      The opinions set forth herein are based upon the federal laws of the United States of America, the laws of the State of California all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

      The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changed which may be brought to our attention after the effective date of the Registration Statement.

                                       Very truly yours,


                                       Resch Polster Albert & Berger, LLP